UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2005

LOYALTYPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21235 (Commission File No.)	11-2780723 (IRS Employer Identification No.)

3885 Crestwood Parkway

Suite 550
Duluth, GA 30096

(770) 638-5101

 (Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2005, we amended our credit facility with Shelby County Bank (the “Facility”) by extending the date on which the total outstanding principal balance is due from May 31, 2005 until August 31, 2005. As of the date of this Report, the balance due under the Facility is approximately $590,000. All other terms and conditions of the Facility remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOYALTYPOINT, INC.

By:	/s/ JEFFREY S. BENJAMIN
Chief Financial Officer

Date: June 1, 2005

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